Selected Income Statement Information
• Free Cash Flow is defined as cash flow from operating activities, less capital expenditures and discretionary store asset acquisitions.
$20m
$.5m
44.6%-45.2%
$148m
$385-$395m
2010 Projected
Year End
$4.3m $3.0m $1.1m Interest Expense
$-9.6m $7.6m $26.2m Free Cash Flow
44.4% 42.7% 44.2% Gross Margin
$178.1m $178.1m $151.1m SG&A
$464.1m $444.2m $395.2m Sales
2007 2008 2009

Exhibit 99.1

Selected Balance Sheet Information
0 0 0 $10-15m
Cash on Hand
$3.0m
0
$85.0 m
2010
Projected
Year End
$17.3m $12.5m $7.6m
Fixed Term Loan
$41.0m $38.7m $3.5m
Borrowing Under
Revolver
$117.8m $98.6m $90.0m
Inventory
2007 2008 2009
•
Reduction in Revolver is partially due to the September 2009 sale of stock from a shelf registration which generated approximately $12.5m in net proceeds.

Rochester
• Targets the higher income
consumer within the big and tall
market
– $100,000 per year average
salary
• 20 store locations in downtown
major metropolitan areas and
upscale suburbs
• Average store size: 8,156 square
ft
• Average sales / square foot:
$239
– Stores carry higher-end
designer product
– Average transaction size: $300
Rochester
* 1 London, United Kingdom
Ma-1
DC-1
Locations

Destination XL
Projected Store Openings 2010
Summer 3 stores
New Store
Location 11,967 Sq Ft Schaumburg, IL
Opening
Store
Closings Type Size Location
Under
negotiation
13,206 Sq Ft
11,027 Sq Ft
9,758 Sq Ft
Fall 1 store
New Store
Location Los Angeles, CA
Fall 2 stores
New Store
location Las Vegas, NV
Summer 2 stores
Add 4,500 sq ft
to existing
Rochester store
and Convert Houston, TX
Summer 2 stores
Convert CM XL
Store Memphis, TN

CMRG Internet Sales by Year $0 $10,000,000 $20,000,000 $30,000,000 $40,000,000 $50,000,000 $60,000,000 2002 2003 2004 2005 2006 2007 2008 2009 25